SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRUMP HOTEL & CASINO

          GABELLI FUNDS, LLC
               THE GABELLI CAPITAL ASSET FUND
                                 5/21/99            3,000-            6.1373
          THE GABELLI CAPITAL ASSET FUND
                                 4/12/99           12,500-            4.1999
          GAMCO INVESTORS, INC.
                                 6/01/99            4,000-            5.2031
                                 5/21/99            1,000-            6.4375
                                 5/11/99            5,000-            5.6250
                                 5/10/99           15,000-            5.4792
                                 4/20/99            2,000             3.9375
                                 4/20/99            3,000-            3.9375















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.